As filed with the Securities and Exchange Commission on March 10, 1998
                                                 Registration No. 333-
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               ------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                               ------------


                     Alliance Capital Management L.P.
            (Exact Name of issuer as specified in its charter)

               Delaware                                          6282                                13-3434400
    (State or other jurisdiction of                  (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)                        Classification No.)                    Identification No.)
                                                      1345 Avenue of the Americas
                                                          New York, NY 10105
                                                            (212) 969-1000
                                               (Address of principal executive offices)

                                                 Alliance Capital Management L.P.
                                                         Century Club Plan
                                                     (Full title of the Plan)

                                                      David R. Brewer, Jr., Esq.
                                                   Alliance Capital Management L.P.
                                                      1345 Avenue of the Americas
                                                          New York, NY 10105

                                                (Name and address of agent for service)
                                            Telephone number, including area code, of agent
                                                     for service:  (212) 969-1000
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
                                                      CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                         Proposed        Proposed
                                                          Maximum         Maximum
                                                         Offering        Aggregate        Amount of
       Title of Securities            Amount to be       Price Per       Offering        Registration
        to be Registered               Registered*        Share**         Price**           Fee***
--------------------------------------------------------------------------------------------------------
Units Representing                    400,000 Units       $51.91        $20,762,500         $6,125
Assignments of Beneficial
Ownership of Limited
Partnership Interests............
========================================================================================================


* Plus an indeterminate number of additional Units which may be offered and issued to prevent dilution resulting from Unit splits, Unit dividends or similar transactions.
** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the Composite Tape on March 6, 1998.
*** On July 12, 1993, registration fees of $21,500 were paid with respect to the 3,200,000 Units registered pursuant to Registration Statement No.
    33-65932.  Additional fees of $6,125 with respect to the additional
    400,000 Units registered pursuant to this Registration Statement are being paid on the date hereof pursuant to Instruction E of Form S-8.

==============================================================================
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                   REGISTRATION OF ADDITIONAL SECURITIES

               Alliance Capital Management L.P. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission
(the "Commission") on Form S-8 to increase the number of Units Representing
Assignments of Beneficial Ownership of Limited Partnership Interests in the
Registrant ("Units") authorized to be issued under the Registrant's Century
Club Plan (the "Plan") by 400,000 Units and such indeterminate number of additional Units which may be offered and issued to prevent dilution resulting from Unit splits, Unit dividends or similar transactions pursuant to the Plan.
The contents of the Registrant's Registration Statement on Form S-8, except for Items 3 and 8, with respect to the Plan, Registration No. 33-65932, filed with the Securities and Exchange Commission on July 12, 1993, are hereby incorporated by reference pursuant to Instruction E of Form S-8.

                                  PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Registrant hereby incorporates herein by reference the following documents:

               (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

               (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since
December 31, 1996;

               (3)  The description of the Units contained in the Registration
Statement on Form 8-A dated January 18, 1988, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

               (4)  All documents filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

               Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



                                 EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
-----------
 5.1           Opinion of David R. Brewer, Jr., Esq.
 23.1          Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5.1)
 23.2          Consent of Independent Auditors
 24            Powers-of-Attorney



                                SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE 1933 ACT, THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 10TH DAY OF
MARCH 1998.

                              ALLIANCE CAPITAL MANAGEMENT L.P.



                              By: Alliance Capital Management Corporation,
                                  General Partner



                              By: /s/ Dave H. Williams
                                  -----------------------------------
                              Name: Dave H. Williams
                              Title: Chairman


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON
THE 10TH DAY OF MARCH, 1998.

Signature                          Title
---------                          ------


/s/ Dave H. Williams
-----------------------------      Chief Executive Officer (Principal
Dave H. Williams                   Executive Officer), Chairman of
                                   the Board and Director


/s/ Robert H. Joseph, Jr.
-----------------------------      Senior Vice President and Chief
Robert H. Joseph, Jr.              Financial Officer (Principal
                                   Financial Officer)


/s/ Gerard Friscia
-----------------------------      Senior Vice President and
Gerard Friscia                     Controller (Principal Accounting
                                   Officer)


/s/ David R. Brewer, Jr.
-----------------------------      Senior Vice President and General
David R. Brewer, Jr.               Counsel



/s/ Bruce W. Calvert
-----------------------------      Vice Chairman and Chief
Bruce W. Calvert                   Investment Officer, Director



/s/ John d. Carifa
-----------------------------      President and Chief Operating
John D. Carifa                     Officer, Director


*
-----------------------------      Director
Claude Bebear


*
-----------------------------      Director
Donald H. Brydon


*
-----------------------------      Director
Henri de Castries


*
-----------------------------      Director
Kevin C. Dolan


*
-----------------------------      Director
Denis Duverne


*
-----------------------------      Vice Chairman and Director
Alfred Harrison


*
-----------------------------      Director
Benjamin D. Holloway


*
-----------------------------      Director
Joseph J. Melone


*
-----------------------------      Director
Frank Savage


*
-----------------------------      Director
Stanley B. Tulin


*
-----------------------------      Director
Reba W. Williams


*
-----------------------------      Director
Robert B. Zoellick




* By: /s/ David R. Brewer, Jr.
      ----------------------------------------------
      (David R. Brewer, Jr., Esq., Attorney-in-fact)




                             INDEX TO EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit                                                                      Sequentially
Number                              Exhibit                                  Numbered Page
-------                             -------                                  -------------
 5.1          Opinion of David R. Brewer, Jr., Esq.                                8
 23.1         Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5.1)
 23.2         Consent of Independent Auditors                                      9
 24           Powers-of-Attorney                                                  10

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